Reclassified unaudited segment information for each of the quarters ended March 31, June 30, September 30 and December 31, 2020 and year ended December 31, 2020.

UNISYS CORPORATION
2020 SEGMENT RESULTS
(Unaudited)
(Millions)

	Total	Digital Workspace Solutions	Cloud and Infrastructure Solutions	Enterprise Computing Solutions	Other
Three Months Ended March 31
Customer revenue	$515.4	$160.2	$104.0	$171.7	$79.5
Intersegment	—	—	—	0.1	(0.1)
Total revenue	$515.4	$160.2	$104.0	$171.8	$79.4
Gross profit (loss) percent	21.9%	4.5%	(2.7)%	58.3%

Three Months Ended June 30
Customer revenue	$438.8	$133.5	$113.2	$120.9	$71.2
Intersegment	—	—	—	—	—
Total revenue	$438.8	$133.5	$113.2	$120.9	$71.2
Gross profit percent	17.1%	6.8%	5.2%	47.0%

Three Months Ended September 30
Customer revenue	$495.2	$148.3	$116.9	$146.6	$83.4
Intersegment	—	—	—	—	—
Total revenue	$495.2	$148.3	$116.9	$146.6	$83.4
Gross profit percent	24.2%	14.6%	3.7%	51.4%

Three Months Ended December 31
Customer revenue	$576.9	$146.3	$131.1	$220.5	$79.0
Intersegment	—	—	—	—	—
Total revenue	$576.9	$146.3	$131.1	$220.5	$79.0
Gross profit percent	30.4%	11.9%	12.1%	65.1%

Year Ended December 31
Customer revenue	$2,026.3	$588.3	$465.2	$659.7	$313.1
Intersegment	—	—	—	0.1	(0.1)
Total revenue	$2,026.3	$588.3	$465.2	$659.8	$313.0
Gross profit percent	23.8%	9.4%	5.0%	56.9%